Calculation of Filing Fee Tables
S-3
EyePoint Pharmaceuticals, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.001 par value per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, $0.001 par value per share	457(r)				0.0001381
Fees to be Paid	3	Other	Warrants	457(r)				0.0001381
Fees to be Paid	4	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	5	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	6	Other	Unsold Securities	415(a)(6)			$ 227,354,232.00			S-3	333-281391	08/16/2024	$ 33,557.00
			Total Offering Amounts:				$ 227,354,232.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. (2) The amount to be registered consists of an indeterminate amount of the securities of each identified class as may from time to time be offered at indeterminate prices. This registration statement also covers an indeterminate amount of the identified classes of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. No separate consideration will be received for guarantees of debt securities registered hereunder. (3) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a on a "pay as you go" basis and will utilize the offset pursuant to Rule 457(p) as described in footnote 7. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[2]	(1) The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. (2) The amount to be registered consists of an indeterminate amount of the securities of each identified class as may from time to time be offered at indeterminate prices. This registration statement also covers an indeterminate amount of the identified classes of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. No separate consideration will be received for guarantees of debt securities registered hereunder. (3) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a on a "pay as you go" basis and will utilize the offset pursuant to Rule 457(p) as described in footnote 7. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[3]	(1) The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. (2) The amount to be registered consists of an indeterminate amount of the securities of each identified class as may from time to time be offered at indeterminate prices. This registration statement also covers an indeterminate amount of the identified classes of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. No separate consideration will be received for guarantees of debt securities registered hereunder. (3) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a on a "pay as you go" basis and will utilize the offset pursuant to Rule 457(p) as described in footnote 7. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. (4) The warrants covered by this registration statement may be warrants for common stock, preferred stock or debt securities.

[4]	(1) The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. (2) The amount to be registered consists of an indeterminate amount of the securities of each identified class as may from time to time be offered at indeterminate prices. This registration statement also covers an indeterminate amount of the identified classes of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. No separate consideration will be received for guarantees of debt securities registered hereunder. (3) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a on a "pay as you go" basis and will utilize the offset pursuant to Rule 457(p) as described in footnote 7. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. (5) This registration statement covers senior and subordinated debt securities of the registrant.

[5]	(1) The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. (2) The amount to be registered consists of an indeterminate amount of the securities of each identified class as may from time to time be offered at indeterminate prices. This registration statement also covers an indeterminate amount of the identified classes of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. No separate consideration will be received for guarantees of debt securities registered hereunder. (3) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a on a "pay as you go" basis and will utilize the offset pursuant to Rule 457(p) as described in footnote 7. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. (6) Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.

[6]	(1) The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. (2) The amount to be registered consists of an indeterminate amount of the securities of each identified class as may from time to time be offered at indeterminate prices. This registration statement also covers an indeterminate amount of the identified classes of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. No separate consideration will be received for guarantees of debt securities registered hereunder. (3) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a on a "pay as you go" basis and will utilize the offset pursuant to Rule 457(p) as described in footnote 7. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. (7) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $227,354,232 of unsold securities (the "Unsold Securities") previously registered pursuant to the registrant's Registration Statement on Form S-3 (File No. 333-281391) filed with the Securities and Exchange Commission on August 8, 2024 and declared effective on August 16, 2024 (the "Prior Registration Statement"). The Prior Registration Statement registered securities for primary offerings in accordance with Rule 415(a)(1)(x) with a proposed maximum aggregate offering price of $400,000,000. The registrant sold an aggregate of $172,645,768 of such securities under the Prior Registration Statement, leaving the balance of $227,354,232 of Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $33,557 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement shall be deemed terminated as of the date of the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A